UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEXMED, INC.
(Name of Registrant as Specified in its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NEXMED, INC.
89 Twin Rivers Drive
East Windsor, NJ 08520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given to all of the stockholders of NexMed, Inc. (the Company) that the Annual Meeting of Stockholders of the Company (the Annual Meeting) will be held on Monday, June 18, 2007 at 11:00 a.m., local time, at the Company’s headquarters located at 89 Twin Rivers Drive, East Windsor, New Jersey 08520, for the following purposes:

(1)	To elect two persons to the Board of Directors of the Company, to serve a three-year term, or until a successor is elected and qualified.

(2)	To consider and vote upon a proposal to ratify the appointment of Amper, Politziner & Mattia, PC, as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting or any adjournment or postponement thereof are to consider and act upon such other business as may properly come before this Annual Meeting or any adjournment or postponement thereof.

All stockholders of record of the Company's common stock, par value $0.001 per share (the Common Stock) at the close of business on April 18, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At least a majority of the outstanding shares of Common Stock of the Company present in person or by proxy is required for a quorum.

By Order of the Board of Directors

/s/ Vivian H. Liu

Vivian H. Liu
Secretary

April 26, 2007
East Windsor, New Jersey

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE THESE SHARES BY TELEPHONE AT (800) 560-1965 OR BY INTERNET AT http://www.eproxy.com/nexm/. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY IF YOU WISH AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

Mailed to Stockholders
on or about April 26, 2007

NEXMED, INC.
89 Twin Rivers Drive
East Windsor, New Jersey 08520

PROXY STATEMENT

General Information

We are furnishing this Proxy Statement in connection with the solicitation of proxies for use at our Annual Meeting of Stockholders (the Annual Meeting) to be held on Monday, June 18, 2007, at 11:00 a.m., local time, at our headquarters located on 89 Twin Rivers Drive, East Windsor, New Jersey, and any adjournment or postponement thereof.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to us (to the attention of Vivian H. Liu, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date.

Solicitation and Voting Procedures

The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock, par value $.001 per share (the Common Stock). We may use the services of Wells Fargo Shareowner Services in soliciting proxies and, in such event, we expect to pay approximately $5,000, plus out-of-pocket expenses, for such services. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The presence at the Annual Meeting of a majority of the outstanding shares of our Common Stock, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 18, 2007 has been fixed as the record date (the Record Date) for determining the holders of shares of Common Stock (the Stockholders) entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 80,590,425 shares of Common Stock outstanding.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the Stockholder has given instructions, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal No. 2.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation, as amended to date (the Articles of Incorporation) divide our Board of Directors into three classes. The term of office for each class is arranged so that the term of office of one class expires at each successive Annual Meeting of Stockholders. The Board of Directors currently consists of six members as follows: Class I directors, Sami A. Hashim, MD who is not standing for re-election and Martin R. Wade, III, whose terms expire in 2007 and if re-elected at the Annual Meeting, in 2010; Class II directors, Richard J. Berman and Arthur D. Emil, Esq., whose terms expire in 2009, and Class III directors, Leonard A. Oppenheim, Esq., and David S. Tierney, MD, whose terms expire in 2008.

At the Annual Meeting, the Stockholders will elect two directors to serve as Class I directors. Each of the Class I directors who is elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2010, and until such director’s successor is elected or appointed and qualifies or until such director’s earlier resignation or removal. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of each of the director nominees named below. The Board of Directors believes that nominees, Vivian H. Liu and Martin R. Wade, III, will stand for election and will, if elected, serve as Class I directors. However, with respect to each nominee, in the event such nominee is unable or unwilling to serve as a Class I director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board of Directors to fill such vacancy or the Board of Directors may be reduced to no less than three members in accordance with the Articles of Incorporation.

Our Corporate Governance/Nominating Committee has reviewed the qualifications of the nominees for Class I director and has recommended such nominees for election to the Board of Directors. Ms. Liu’s nomination was recommended to the Committee by Len Oppenheim, our Chairman of the Board, and Richard Berman, our CEO.

Nominees for Director

The following information was furnished to the Company by the nominees.

Vivian H. Liu, age 45, is, and has been, the Executive Vice President and Chief Operating Officer since January 2006, and Secretary since 1995. Ms. Liu served as our Vice President of Corporate Affairs from September 1995 until December 2005, Acting Chief Executive Officer from December 2005 until January 2006, Chief Financial Officer from January 2004 until December 2005, Acting Chief Financial Officer from 1999 to January 2004 and Treasurer from September 1995 through December 2005. In 1994, while we were in a transition period, Ms. Liu served as Chief Executive Officer. From 1985 to 1994, Ms. Liu was a business and investment adviser to the government of Quebec and numerous Canadian companies with respect to product distribution, technology transfer and investment issues. Ms. Liu received her MPA in International Finance from the University of Southern California and her BA from the University of California, Berkeley.

Martin R. Wade III is, and has been a director and a member of the Audit Committee, Executive Compensation Committee, and Finance Committee of the Board of Directors since June 2003, and a member of the Corporate Governance/Nominating Committee since January 2004.  His current term as a member of the Board of Directors expires in 2007 and if re-elected at the Annual Meeting, in 2010.  Mr. Wade is the chief executive officer of Broadcaster, Inc. (BCSR.OB), an internet entertainment firm, and since 2000, has also served as the chief executive officer of Bengal Capital Partners, LLC, a merger and acquisition firm.  From 2000 to 2001, Mr. Wade was director and chief executive officer of Digital Creative Development Corp.  From 1998 to 2000, Mr. Wade was managing director of Prudential Securities Inc.  From 1975 to 1998, Mr. Wade served in various executive positions at Salomon Brothers Inc., Bankers Trust Company, Lehman Brothers and Price Waterhouse Company.  Mr. Wade serves on the boards of directors of several companies, including Alliance One International (NYSE: AOI) and BCSR.  Mr. Wade holds an MBA from the University of Wyoming.

Required Vote and Recommendation of Board of Directors

Under Nevada law, where NexMed is incorporated, shares of Common Stock as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law the nominees for the election of directors must be elected by a plurality of the votes cast at the election, abstentions and broker non-votes will have no effect on the outcome of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
OF THE NOMINEES NAMED ABOVE.

DIRECTORS

Set forth below is certain information as of the Record Date regarding our directors.

Name	Age	Title
Leonard A. Oppenheim	60	Chairman of the Board of Directors
Richard J. Berman	64	Director, President & Chief Executive Officer
Arthur D. Emil	82	Director
Sami A. Hashim	77	Director
David S. Tierney	43	Director
Martin R. Wade, III	57	Director

Biographical information concerning each of the director nominees is set forth above under the caption “Proposal No. 1 - Election of Directors.” Biographical information concerning the remaining directors of the Company is set forth below.

Richard J. Berman is, and has been, our President and Chief Executive Officer since January 2006 and has served on the Board of Directors since June 2002. He has served on the Finance Committee since June 2002. He also served as a member of the Audit Committee, Executive Compensation Committee, and Corporate Governance/Nominating Committee of the Board of Directors between June 2002 and January 2006. Since 2001, Mr. Berman has served as a Director and/or Chairman of several public and private companies. Mr. Berman currently serves as Chairman of National Investment Managers, a public company in pension administration and investment management; Chairman of Candidate Resources, a private company delivering HR services over the web, and Chairman of Fortress Technology Systems (homeland security). Mr. Berman is a director of eight public companies: Dyadic International, Inc.(AMEX: DIL), Broadcaster, Inc. (OTC: BCSR.OB), Internet Commerce Corporation (Nasdaq: ICCA), MediaBay, Inc. (Nasdaq: MBAY), NexMed, Inc., National Investment Managers (OTC: NIVM.OB), Advaxis, Inc. (OTC: ADXS.OB), and NeoStem, Inc (OTC: NEOI.OB). From 1998-2000, he was employed by Internet Commerce Corporation as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide (NYSE); helped create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Arthur D. Emil, Esq., is and has been a director and a member of the Audit Committee, Executive Compensation Committee and the Corporate Governance/Nominating Committee of the Board of Directors since June 2003. Mr. Emil has been a practicing attorney in New York City for over forty years, including with Kramer Levin Naftalis & Frankel from 1994 to 2002 and with Cohen Tauber Spievack & Wagner from 2003 to present. Mr. Emil is a principal owner and chairman of Night Sky Holdings LLC, a company which owns several restaurants now operating in the New York area, which included Windows on the World, and operated the Rainbow Room from 1986 until December 1998. Mr. Emil is the founding principal and shareholder of two real estate development firms with commercial, residential and mixed-use properties in Connecticut, New York and Ohio. Mr. Emil has served as trustee for various non-profit organizations including The American Federation of Arts and the Montefiore Medical Center. Mr. Emil received his LLB from Columbia University.

Leonard A. Oppenheim, Esq., is and has been a director since 2004, Chairman of the Board since 2006 and a member of the Audit Committee since January 2006 and Finance Committee since June 2006. His current term as a member of the Board of Directors expires in 2008. Mr. Oppenheim retired from business in 2001 and has since been active as a private investor. From 1999 to 2001, Mr. Oppenheim was a partner in Faxon Research, a company offering independent research to professional investors. From 1983 to 1999, Mr. Oppenheim was a principal in the Investment Banking and Institutional Sales division of Montgomery Securities. Prior to that, he was a practicing attorney. Mr. Oppenheim graduated from New York University Law School in 1976.

David S. Tierney, MD, is and has been a director since January 2007. His current term as a member of the Board of Directors expires in 2008. From August 2000 to April 2007, Dr. Tierney served as President and Chief Executive Officer of Valera Pharmaceuticals, Inc. (Nasdaq:VLRX). Prior to joining Valera, Dr. Tierney was President of Biovail Technologies, a division of Biovail Corporation. While there, Dr. Tierney had responsibility for all of Biovail’s research and development, regulatory and clinical activities. Prior to Biovail, he spent three years at Roberts Pharmaceutical Corporation as Senior Vice President of Drug Development with responsibility for all research and development activities, and overall responsibility for drug development, medical affairs, worldwide regulatory affairs and chemical process development, as well as being part of the executive management team. Prior to joining Roberts, Dr. Tierney spent eight years at Elan Corporation in a variety of management positions. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. He currently serves on the Board of Directors of Catalyst Pharmaceutical Partners, Inc (Nasdaq: CPRX).

Dr. Hashim has informed us that he will not be standing for re-election at the Annual Meeting.

There are no family relationships among the directors or executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, as of the Record Date, of Common Stock by (a) each person known by management to be the beneficial owner of more than 5% of our outstanding voting securities, (b) our directors and executive officers, individually, and (c) our directors and executive officers as a group as of March 31, 2007.

Name, Position and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2)	Percent of Class (%)

Richard J. Berman President & Chief Executive Officer, Director (3)	1,664,574	2.04%

Vivian H. Liu Executive Vice President & Chief Operating Officer (4)	903,856	1.12%

Mark Westgate (5) Vice President & Chief Financial Officer	201,592	*

Leonard A. Oppenheim, Esq. Chairman of the Board (6)	838,916	1.03%

Arthur D. Emil, Esq. Director (7)	192,168	*

David S. Tierney, MD Director	58,427	*

Martin R. Wade, III Director (8)	169,543	*

Sami A. Hashim, MD Director (9)	147,668	*

Southpoint Capital (10) c/o Southpoint Capital Advisors LLC 623 Fifth Avenue, Suite 2503 New York, NY 10022	15,388,817	17.90%

RA Capital (11) c/o RA Capital Management, LLC 111 Huntington Ave, Suite 610 Boston, MA 02199	9,321,900	11.20%

Loeb Partners Corporation (12) 61 Broadway New York, NY 10006 Attn: Michael Emanuel, Esq.	5,058,044	6.25%

FMR Corp (13) 82 Devonshire Street Boston, MA 02109 Attn: Christi Fabrizio	6,751,406	8.38%

All Executive Officers and Directors as a Group (nine persons) (14)	4,176,744	5.03%

* less than 1%

1)  The address for each of the executive officers and directors of the Company is 89 Twin Rivers Drive, East Windsor, New Jersey 08520.

2) Except as otherwise indicated herein, all shares are solely and directly owned, with sole voting and dispositive power.

3) Includes 1,150,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

4) Includes 384,285 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

5) Includes 72,274 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

6) Includes 480,000 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date, 103,500 shares of Common Stock and 109,971 shares issuable upon the exercise of warrants exercisable within 60 days of the record date held by the Leonard and Dena Oppenheim Revocable Trust and 60,000 shares held by the Leonard A. Oppenheim IRA.

7) Includes 80,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

8) Includes 100,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

9) Includes 80,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date. Dr. Hashim’s term of service expires on June 18, 2007.

10) Except for percentage information, this information is based upon a Schedule 13F filed with the Securities and Exchange Commission on 12/31/06.

11) Except for percentage information, this information is based upon a Schedule 13G filed with the Securities and Exchange Commission on 12/21/06.

12) Except for percentage information, this information is based upon a Schedule 13F filed with the Securities and Exchange Commission on 12/31/06.

13) Except for percentage information, this information is based upon a Schedule 13G filed with the Securities and Exchange Commission on 2/28/07.

14) Includes 2,476,530 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

15) No shares owned by any of our officers and directors were pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the Exchange Act) requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of its equity securities to file certain reports with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and our other equity securities.

Based solely on its review of the copies of such reports furnished to us and written representations that no other reports were required, our officers, directors and greater than ten percent stockholders complied with these Section 16(a) filing requirements with respect to the Common Stock during the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION

In 2001, the Board of Directors adopted a stock option and cash compensation package for its non-employee directors. Upon joining the Board, each new non-employee director receives a stock option and/or restricted stock package issued pursuant to the NexMed, Inc. Recognition and Retention Stock Incentive Plan, (the Recognition Plan) which expired in 2006, or the NexMed, Inc. 2006 Stock Incentive Plan (the 2006 Plan) which generally vests over a period of several years from the date of grant based on continuous and uninterrupted service to NexMed. Each director receives a stock option grant equal to 20,000 options, vesting immediately, upon commencement of their initial term. Additionally, upon commencement of each three year term, each director receives an option to purchase 60,000 shares of common stock which vest equally on the first, second and third anniversaries of the date of the grant. This approach is designed to align the interests of the directors with those of the Stockholders over the long-term since the full benefits of the stock option compensation package cannot be realized unless the stock price appreciation occurs over a number of years. Each non-employee director also receives compensation in shares of our common stock worth $3,000 per month which during 2006, was calculated based on the average of the closing price of our common stock over five consecutive trading days, commencing on January 9, 2006. The number of shares is calculated based on the amount of cash the Director would have received for service on the Board, or $3,000 per month divided by the Price. As such, each non-employee director received 4,110 shares per month in 2006, issued quarterly.

Additionally, in 2006, the Board approved two stock option grants to Leonard A. Oppenheim, Esq. The first grant to purchase 200,000 shares of our common stock at $1.05 per share pursuant to the Recognition Plan was awarded in March, 2006 upon Mr. Oppenheim’s election as Lead Director. This grant vested in two equal installments on March 7, 2006 and June 5, 2006. The second grant to purchase 200,000 shares of our common stock at $0.67 per share pursuant to the 2006 Plan was awarded in June 2006 upon Mr. Oppenheim’s election as Chairman of the Board. This grant vests in four equal installments at the end of each calendar quarter beginning with September 30, 2006.

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
(a)	(c)	(d)	(h)
Leonard A. Oppenheim, Esq.	$36,000	$232,134 (3)	$268,134
Arthur D. Emil, Esq.	$36,000	$87,831 (4)	$123,831
Martin R. Wade, III	$36,000	$28,639 (5)	$64,639
Sami A. Hashim, MD (1)	$36,000	$28,639 (6)	$64,639

(1)	Dr. Hashim’s service on the Board of Directors terminates on June 18, 2007.

(2)
Market values for stock awards were calculated based on the average of the closing price of our common stock over five consecutive trading days, commencing on January 9, 2006. The value of the option awards was calculated using the Black-Scholes method in accordance with FAS 123R. A discussion of the assumptions used in calculating the Black-Scholes values may be found in Note 2 and Note 9 of our audited Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2006 which accompanies the Proxy Statement.

(3)
This amount represents our expense for 60,000 options with an exercise price of $1.33 per share granted to Mr. Oppenheim in June 2005 which vests in four equal installments in June 2006, 2007 and 2008. Also included in this amount is our expense for 200,000 options with an exercise price of $1.05 per share granted in March 2006 which vested immediately and 200,000 options with an exercise price of $0.67 per share granted in June 2006 which vests in four equal installments on September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007.

(4)
This amount represents our expense for 80,000 options with an exercise price of $4.94 per share granted to Mr. Emil in June 2003 which vests in four equal installments in June 2004, 2005, 2006 and 2007. This amount also includes our expense for 60,000 options granted to Mr. Emil in August 2006 which vests in three equal installments in June 2007, 2008 and 2009.

(5)	This amount represents our expense for 60,000 options with an exercise price of $1.68 per share granted to Mr. Wade in May 2004 which vests in three equal installments in June 2005, 2006 and 2007.

(6)
This amount represents our expense for 80,000 options with an exercise price of $1.68 per share granted to Dr. Hashim in May 2004 which vests in four equal installments in June 2004, 2005, 2006 and 2007.

THE BOARD AND ITS COMMITTEES

Director Independence

During the year ended December 31, 2006, the Board of Directors has determined that each of Mr. Emil, Dr. Hashim, Mr. Oppenheim and Mr. Wade, our non-employee directors, met the definition of independence under the NASDAQ Capital Market listing requirements.

Meetings of the Board of Directors

During the year ended December 31, 2006, seven meetings of the Board of Directors were held. Each director attended at least 75% of the aggregate number of meetings of the Board and the Committees of the Board on which they served during the periods that they served. While we have no policy requiring attendance, in June 2006, all of the directors except Mr. Wade were present at our 2006 Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors currently has four committees: the Executive Compensation Committee, the Audit Committee, the Finance Committee, and the Corporate Governance/Nominating Committee.

The Executive Compensation Committee establishes remuneration levels for our executive officers and implements incentive programs for officers, directors and consultants, including the 2006 plan, the NexMed Inc. Stock Option and Long-Term Incentive Compensation Plan (the Stock Plan) and the Recognition Plan. The Executive Compensation Committee was formed on February 7, 2000 and met twice in 2006. As of December 31, 2006, the Executive Compensation Committee consisted of Arthur D. Emil, Sami A. Hashim and Martin R. Wade, III (Chairman), none of whom was an employee and each of whom met the independence requirements of the NASDAQ Marketplace Rule 4200 (a)(15). There is currently no charter for our Executive Compensation Committee. Our independent compensation consultants as well as executive officers and management play an important role in making recommendations and formulating compensation plans for our employees, including named executives. The Committee may delegate authority for day-to-day administration and interpretation of the various compensation programs in place, including selection of participants, determination of award levels and approval of award documents to our officers. However, the Committee may not delegate any authority under those programs for matters affecting the compensation and benefits of the executive officers. Our CEO and COO, with input from our director of human resources, give the committee a performance assessment and compensation recommendations for the named executives. Our director of human resources engaged and works closely with our independent compensation consultants, ORC Worldwide Compensation Consultants, who assist in evaluating our executive compensation program and were instructed to provide additional assurance that our program is reasonable and consistent with industry standards for companies in our peer group. ORC Worldwide Compensation Consultants is a compensation consulting firm which provides consulting and data services to large and mid-sized organizations, focusing on compensation programs. We participate in SIRS®, a Salary Information Retrieval System, which is a comprehensive U.S. salary survey with analytical tools and reports, whereby we select approximately fifty pharmaceutical companies with which we share salary data information on an annual basis. This process enables us to benchmark our job functions and job levels within our specific industry sector, obtain competitive salary data, and maintain a competitive salary structure. The recommendations of our CEO, COO and director of human resources are then considered by the Committee in determining the total compensation packages for named executives.

The Audit Committee periodically meets with our financial and accounting management and independent auditors and selects our independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee was formed on February 7, 2000 and acts under a written charter first adopted and approved by the Board on the same date, and subsequently amended and approved on May 7, 2001, October 29, 2002 and May 24, 2004. A copy of the Amended Audit Committee charter is posted on the Company’s website at www.nexmed.com. The Audit Committee met five times in 2006, and as of December 31, 2006, consisted of Arthur D. Emil, Leonard A. Oppenheim and Martin R. Wade, III (Chairman), none of whom was an employee and each of whom met the independence and experience requirements of the Nasdaq Capital Market listing requirements. The Board of Directors has determined that Mr. Wade, in addition to being “independent” is an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.

The Finance Committee makes recommendations to the Board of Directors concerning financing opportunities and instruments. The Finance Committee was formed on June 21, 2002. The Finance Committee met four times in 2006, and consists of Richard J. Berman, Leonard A. Oppenheim and Martin R. Wade, III.

The Corporate Governance/Nominating Committee makes recommendations to the Board of Directors concerning candidates for Board vacancies. The Corporate Governance/Nominating Committee was formed on February 7, 2000. The Corporate Governance/Nominating Committee did not meet in 2006, and as of December 31, 2006, consisted of Arthur D. Emil (Chairman), Sami A. Hashim and Martin R. Wade, III. The Corporate Governance/Nominating Committee acts under a written charter, which is available on our website at www.nexmed.com. As of December 31, 2006, each of the members of the Committee met the independence requirements of the NASDAQ Capital Market listing standards. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director. We have not received any nominees for director from a Stockholder or Stockholder group that owns more than 5% of our voting stock.

The Company’s Corporate Governance/Nominating Committee may consider nominees for director submitted in writing to the Chairman of the Committee, which are submitted by our executive officers , current directors , search firms engaged by the Committee, and by others in its discretion and, in the circumstances provided below, shall consider nominees for director proposed by a Stockholder. Such submitting Stockholder shall have provided evidence that he, she or it has beneficially owned at least 5% of our Common Stock for at least one year. Information with respect to the proposed nominee shall have been provided in writing to the Chairman of the Corporate Governance/Nominating Committee at NexMed, Inc., 89 Twin Rivers Drive, East Windsor, NJ 08520, at least 120 days prior to the anniversary of the date of the prior year’s Annual Meeting proxy statement. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in our Proxy Statement if such proposed nominee were to be included therein. In addition, the Stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below.

Any other Stockholder communications intended for our management or the Board of Directors shall be submitted in writing to the Chairman of the Corporate Governance/Nominating Committee who shall determine, in his discretion, considering the identity of the submitting Stockholder and the materiality and appropriateness of the communication, whether, and to whom within our company, to forward the communication.

The Corporate Governance/Nominating Committee generally identifies potential candidates for director by seeking referrals from our management and members of the Board of Directors and their various business contacts. There are currently no specific, minimum or absolute criteria for Board membership. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a security holder.

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving our company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning 5% or greater of the company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Board or by the Audit Committee of the Board consisting solely of independent directors, who will approve the transaction if they determine that it is in our best interests. The Board or Audit Committee will periodically monitor the transaction to ensure that there are no changes that would render it advisable for us to amend or terminate the transaction.

There were no related person transactions entered into in 2006 and there are no related person arrangements in place from previous years.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The objective of our executive compensation program is to link corporate performance and the total return to stockholders over the long-term. More specifically, the compensation program is designed to reward the achievement of corporate goals which are set at the beginning of each fiscal year, retain the executive employees over long-term periods and use performance-based equity awards tied to corporate goals in order to retain the executive employees through the achievement of such goals as well as reward the executives for achievement of such goals. In 2006, those goals were to solidify our financial strength by reducing and maintaining a low burn rate, re-focusing our research and development programs, and advancing our products through licensing opportunities.

The elements of our executive compensation during the last fiscal year for our executives under employment agreements consisted of base salary, an annual cash bonus, and the granting of performance- based and incentive stock and stock options. The cash bonus, stock, and a portion of the executives’ stock options were granted as part of a corporate retention program (restricted stock, stock options, and cash) implemented in September of 2006 in order to offer all employees a substantial monetary incentive to remain employed with us following the lay-off and restructuring which occurred at the end of 2005 and into 2006. Additionally, the Board approved performance-based stock option grants to all employees, including Ms. Liu and Mr. Westgate which vest in two equal installments, upon the filing of the NDA for Alprox-TD and upon the FDA’s acceptance of the NDA for review. The goal of this performance-based award was for all employees, including Ms. Liu and Mr. Westgate, to have a vested interest in our company-wide effort to file the NDA on a timely basis in the first half of 2007. Additionally, on January 24, 2007, the Executive Compensation Committee approved stock awards to Ms. Liu and Mr. Westgate based on the progress that was made during 2006, the contributions made by each of the executives, and the fact that the executives’ total compensation was not deemed to be comparable to industry standards. Ms Liu received an award of 150,000 shares of stock and Mr. Westgate received an award of 75,000 shares of common stock. The awards vest in three equal installments on December 31, 2007, 2008 and 2009.

Base Salaries

The Executive Compensation Committee approves the salaries of our executives and exercises oversight over the compensation of the executives. In establishing 2006 salary levels for Ms. Liu and Mr. Westgate (each of which was set forth in the employment agreements as described below), the Executive Compensation Committee placed the most emphasis on retaining the executive officers to complete the implementation of our restructuring program. In addition, competitive pharmaceutical company market data for these two positions was obtained from ORC Worldwide Compensation Consultants and was used as a reference point for the salaries. On January 1, 2007, the base annual salaries of Ms. Liu and Mr. Westgate were adjusted to $250,000 and $200,000, respectively, due to several factors- the progress that our company made during 2006, the contributions made by each of the executives, and the fact that the executives’ salaries were not deemed to be comparable to industry standards.

Bonuses

Cash bonuses are awarded to Ms. Liu and Mr. Westgate based upon a subjective evaluation by the Executive Compensation Committee with recommendations from the CEO based on an assessment of the performance of the executives during the year. In assessing the performance of the executives, the CEO looks at the individual contributions of the executives toward achieving our corporate goals for the year. The CEO and Board of Directors determine our corporate goals annually at the onset of the year upon approval of the annual budget. Bonuses paid to Ms. Liu and Mr. Westgate in 2006 were not only designed to reward the two executives for the achievement of the 2006 corporate goals but also intended to bring their total compensation in line with industry standards as obtained by our director of human resources from our compensation consultants. Ms. Liu and Mr. Westgate received bonuses of $125,000 and $80,000, respectively, in 2006.

Stock and Stock Options

Under the Stock Plan, which was adopted by the Company in December 1996 and expired in December 2006, and the 2006 Plan which was adopted on March 7, 2006, the Company’s employees, including Ms. Liu and Mr. Westgate, were eligible to receive stock options, stock appreciation rights, restricted stock, and other stock based awards. The Executive Compensation Committee with input from management was responsible for approving stock and stock option grants to the Company’s employees. In determining the size and type of awards, the nature of the position held as well as individual contributions of the employees toward achieving our corporate goals for the year and the need to retain key employees through the completion of critical projects over time were taken into consideration.

Stock options awarded under the Stock Plan and the 2006 Plan, generally vest evenly over a period of three years from the date of grant. Our 10-year options, granted at the market price on the date of the grant, help align the interests of the executive officers with those of the Stockholders over the long term since the full benefits of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In addition, the options help to retain key employees because they typically cannot be fully exercised until the end of the three year vesting period and, if not exercised, are forfeited if the employee leaves. Performance based stock and stock option awards vest upon the achievement of specific corporate goals. This approach helps to focus employees on specific corporate goals and retain employees who are integral in achieving such goals.

Ms. Liu and Mr. Westgate were granted both stock and stock option awards in 2006. Ms Liu received an award of 200,000 shares of common stock and Mr. Westgate received an award of 50,000 shares of common stock. The awards vested on January 2, 2007. This stock grant was awarded as part of a corporate retention program implemented in April and September of 2006 in order to offer all employees, including named executives, a substantial monetary incentive to remain employed with us following the substantial lay-off and restructuring which occurred at the end of 2005 and into 2006. Also, as discussed above, the Board approved performance-based stock option grants to all employees, including Ms. Liu and Mr. Westgate which vest in two equal installments, upon the filing of the NDA for Alprox-TD and upon the FDA’s acceptance of the NDA for review. Ms. Liu’s option award is to purchase 100,000 shares of our common stock at $0.81 per share and Mr. Westgate’s award is to purchase 80,000 shares of our common stock at $0.81 per share, the market price of our common stock at the time of the grant.

Compensation of Chief Executive Officer

After the departure of our former Chief Executive Officer in December 2005, Richard Berman was appointed by the Board of Directors on January 12, 2006 to serve as our Chief Executive Officer on an interim basis. We did not enter into any employment agreement with Mr. Berman. Mr. Berman has served on the Board of Directors since June 2002, and was the Lead Director until his appointment as our interim Chief Executive Officer . During 2006, the bulk of Mr. Berman’s compensation was equity-based. Mr. Berman received options to purchase 990,000 shares of our common stock which vested in three installments through January 31, 2007, and on October 1, 2006, Mr. Berman began to receive a consulting fee of $3,000 per month. The Executive Compensation Committee determined that Mr. Berman should receive a monthly fee of $3,000 per month to act as a stipend to cover any expenses incurred while serving as our Chief Executive Officer. In addition, Mr. Berman was granted 388,571 shares of restricted stock, which would vest and the restrictions would lapse only if we completed a significant business development transaction with a minimum valuation of $5 million and Mr. Berman remained as Chief Executive Officer through the completion of such transaction. The goal of this compensation package was to align Mr. Berman’s compensation with the specific 2006 corporate goals. In addition, the stock and stock option grants discussed above align the interests of the executive with those of the Stockholders over the long term since the full benefits of the compensation package cannot be realized unless stock price appreciation occurs over a period of time. In January 2007, the Executive Compensation Committee approved a stock award to Mr. Berman based on the progress that we made during 2006, the contributions made by the executive, and the fact that the executive’s total compensation was not deemed to be comparable to industry standards. Mr. Berman received an award of 60,000 shares of stock vesting in four equal installments on March 31, June 30, September 30, and December 31, 2007.

Executive Compensation Committee Report

The Executive Compensation Committee evaluates and establishes compensation for executive officers and is responsible for determining the recipients and the size of awards under the 2006 Plan. The Executive Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 9 - 11 of this Proxy Statement. The Executive Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation. We recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

The Executive Compensation Committee of the Board of Directors

Arthur D. Emil
Sami A. Hashim
Martin R. Wade, III, Chairman

Summary Compensation Table

As discussed above in our Compensation Discussion and Analysis, our executives under employment agreements received base salary, bonuses, stock option awards and stock grants in 2006. Our CEO was compensated with stock option awards and stock grants in 2006. The following table sets forth the compensation paid by NexMed during the year ended December 31, 2006 to the three individuals listed who were serving as executive officers at the end of our last fiscal year (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
Richard J. Berman, CEO	2006	—	—	— (1)	$464,309	$9,000 (3)	$473,309
Mark Westgate, CFO	2006	$160,000	$80,000	$31,000	$41,923	—	$312,923
Vivian H. Liu, COO	2006	$200,000	$125,000	$124,000	$71,162	—	$520,162

(1)
Mr. Berman was granted 388,571 shares of restricted stock, which would vest and the restrictions would lapse only if we completed a significant business development transaction with a minimum valuation of $5 million and Mr. Berman remained as Chief Executive Officer and President through the completion of such transaction. In accordance with FAS123R, compensation expense resulting from this grant will be recorded when we complete a significant business transaction as stated above.

(2)
Market values for stock awards were determined by multiplying the number of shares granted by the closing market price of the Company’s stock on the grant date (April 28, 2006). The value of stock option awards was calculated using the Black-Scholes method in accordance with FAS 123R. A discussion of the assumptions used in calculating the Black-Scholes values may be found in Note 2 and Note 9 of our audited Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2006 which accompanies this Proxy Statement.

(3)	Effective October 1, 2006, Mr. Berman began receiving a consulting fee of $3,000 per month.

Employment Agreements

We have entered into employment agreements with two of our executive officers who served in such capacity during 2006.

On December 15, 2005, we entered into three-year employment agreements with Vivian Liu and Mark Westgate, pursuant to which they would serve as our Executive Vice President and Vice President, respectively. During their employment , Ms. Liu and Mr. Westgate were to receive an annual base salary of at least $200,000 and $160,000, respectively, and were to be eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Executive Compensation Committee in consultation with the executives.

The employment agreements provided for grants of options to purchase shares of our common stock under our Stock Plan. These options are intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. In December, 2005, Ms. Liu and Mr. Westgate received a total of 180,000 and 75,000 stock options, respectively, vesting in three equal installments on December 31, 2006, December 16, 2007 and December 16, 2008.

The employment agreements provided that, in the event of termination of an executive’s employment for “Cause” (as defined in the employment agreements), or death and disability, such executive would be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of the termination of an executive’s employment without Cause, by an executive with “Good Reason” (as defined in the employment agreements) or upon a change in control (as defined in the employment agreements), such executive would be entitled to receive any earned but unpaid base salary, bonus and benefits and in Ms. Liu’s case, an amount of base salary equal to one month of salary for every fully-completed year of service, up to a maximum of one year’s salary, and in the case of Mr. Westgate, an amount equal to the executive's annual base salary at the time of such termination for six months, plus an additional week of base salary for every fully-completed year of service. In addition, all of such executive's outstanding but unvested stock and stock options would vest immediately.

GRANTS OF PLAN BASED AWARDS

The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis above:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Equity Awards(2)
(a)	(b)	(i)		(j)		(k)	(l)
Richard J.	1/16/2006			990,000		$0.73	$574,200
Berman, CEO	4/28/2006	388,571	(1)				$291,428

Mark Westgate,	8/3/2006			80,000	(3)	$0.81	$51,200
CFO	4/28/2006	50,000	(4)				$31,000

Vivian H. Liu,	8/3/2006			100,000	(3)	$0.81	$64,000
COO	4/28/2006	200,000	(4)				$124,000

(1)
Stock vests and the restrictions lapse only if we complete a significant business development transaction with a minimum valuation of $5 million and Mr. Berman remains as Chief Executive Officer through the completion of such transaction.

(2)
Market values for stock awards were determined by multiplying the number of shares granted by the closing market price of our stock on the grant date. Market values for option awards were calculated using the Black-Scholes Method. A discussion of the assumptions used in calculating the Black-Scholes values may be found in Note 2 and Note 9 of our audited Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2006 which accompanies this Proxy Statement.

(3)	Option awards vest in two equal installments upon the filing of the NDA for Alprox-TD and upon the FDA’s acceptance of the NDA for review.

(4)	Stock vested on January 2, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

Options are granted at 100 percent of fair market value on the date of the grant; they usually vest in three equal installments over a three year period. More discussion of our equity compensation programs can be found in the Compensation Discussion and Analysis. There are no unexercised, unearned options under an equity incentive plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)		(i)
Richard J.	907,500	82,500		$0.73	1/16/16
Berman,	80,000	—		$4.90	10/24/13
CEO	40,000	—		$4.94	6/16/13
	40,000	—		$3.50	5/16/12
									388,571	(3)	$260,343

Mark	25,000	50,000		$0.92	12/15/15
Westgate,	5,000	—		$1.32	1/18/15
CFO	27,273	—		$0.55	12/3/12
	15,000	—		$3.25	3/11/12
		80,000	(4)	$0.81	8/3/16
						50,000	(2)	$33,500

Vivian H.	60,000	120,000		$0.92	12/15/15
Liu, COO	105,000	—		$0.70
	114,284	—		$0.55
	90,000	—		$4.00
	15,000	—		$2.50
	120,000	—		$2.00
		100,000	(4)	$0.81
					8/3/16	200,000	(2)	$134,000

(1)	Market values were determined by multiplying the number of shares granted by the closing market price of our common stock on the grant date.

(2)	Stock vested on January 2, 2007.

(3)
Stock vests and the restrictions lapse only if we complete a significant business development transaction with a minimum valuation of $5 million and Mr. Berman remains as Chief Executive Officer through the completion of such transaction.

(4)	Stock option awards granted in 2006 that vest in two equal installments upon the filing of the NDA for Alprox-TD and upon the FDA’s acceptance of the NDA for review.

OPTION EXERCISES AND STOCK VESTED

No restricted stock vested and no stock options were exercised by the Named Executive Officers during 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Arthur D. Emil, Sami A. Hashim and Martin R. Wade, III served on the Executive Compensation Committee in 2006. As of December 31, 2006, none of these three had ever been an employee of NexMed or its subsidiaries. No NexMed executive officer served as a member of the Board of Directors or the Executive Compensation Committee of any company whose executive officers included a member of the Board of Directors or the Executive Compensation Committee.

AUDIT COMMITTEE REPORT

  We have reviewed and discussed with management NexMed’s audited consolidated financial statements for the year ended December 31, 2006.

We have discussed with Amper, Politziner & Mattia, PC, NexMed’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended.

       We have also received the written disclosures and the letter from Amper, Politziner & Mattia, PC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with Amper, Politziner & Mattia, PC its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in NexMed’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Arthur D. Emil
Leonard A. Oppenheim
Martin R. Wade, III, Chairman

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Amper, Politziner & Mattia, PC as our independent registered public accounting firm to audit and report upon our consolidated financial statements for the 2007 fiscal year and is submitting this matter to the Stockholders for their ratification. A representative of Amper, Politzner & Mattia, PC is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Audit Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP, our former independent registered public accounting firm, for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, the audit of the effectiveness of our internal controls as mandated by Section 404 of the Sarbanes Oxley Act of 2002 and services that were provided in connection with statutory and regulatory filings or engagements were $169,500 for 2006 and $468,000 for 2005. The aggregate fees billed or to be billed by Amper, Politziner & Mattia, PC for 2006 were $117,500.

Audit-related Fees

 There were no fees billed or to be billed by PricewaterhouseCoopers LLP or Amper, Politziner & Mattia, PC for each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees” above.

Tax Fees

We retain the services of PricewaterhouseCoopers LLP as our tax advisor. The aggregate fees billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $23,000 for 2006 and $23,000 for 2005. The nature of the services performed for these fees included the preparation of our federal and state tax returns.

All Other Fees

There were no other fees billed to us by Amper, Politznier & Mattia, PC or PricewaterhouseCoopers LLP during 2006 and 2005.

Pre-Approval Policies and Procedures

It is our policy that all services provided by Amper, Politziner & Mattia, PC shall be pre-approved by the Audit Committee. Amper, Politziner & Mattia, PC will provide the Audit Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the fiscal year and the estimated fees for such services. Pre-approval of audit and permitted non-audit services may be given by the Audit Committee at any time up to one year before the commencement of such services by Amper, Politziner & Mattia, PC. Pre-approval must be detailed as to the particular services to be provided. Pre-approval may be given for a category of services, provided that (i) the category is narrow enough and detailed enough that management will not be called upon to make a judgment as to whether a particular proposed service by Amper, Politziner & Mattia, PC fits within such pre-approved category of services and (ii) the Audit Committee also establishes a limit on the fees for such pre-approved category of services. The Chairman of the Audit Committee shall have, and the Audit Committee may delegate to any other member of the Audit Committee, the authority to grant pre-approval of permitted non-audit services to be provided by Amper, Politziner & Mattia, PC between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services that were provided in 2006 and 2005.

Required Vote and Recommendation of Board of Directors

Under Nevada law, shares as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law approval of this proposal requires that the votes cast in favor of it exceeds the votes cast opposing it, abstentions and broker non-votes will have no effect on the outcome of this proposal. If Stockholders do not ratify the selection of Amper, Politziner & Mattia, PC, the Board of Directors will consider other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OFAMPER, POLITZINER & MATTIA, PC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

STOCKHOLDER PROPOSALS

Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Secretary of the Company on or before January 3, 2008.

Stockholders who intend to present a proposal at the 2008 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials for the 2008 Annual Meeting are required to provide notice of such proposal to us no later than thirty-five (35) days nor more than sixty (60) days prior to the one year anniversary of the date of the 2007 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Proposals and notices of intention to present proposals at the 2008 Annual Meeting should be addressed to Vivian H. Liu, Secretary, NexMed, Inc., 89 Twin Rivers Drive, East Windsor, New Jersey 08520.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote these proxies by telephone at (800) 560-1965 or by internet at http/www.eproxy.com/nexm/.

By Order of the Board of Directors,

/s/ Vivian H. Liu
Vivian H. Liu Secretary

April 26, 2007 East Windsor, NJ

[FORM OF PROXY-FRONT SIDE OF TOP PORTION]

To Our Stockholders,

You are cordially invited to attend our Annual Meeting of Stockholders, to be held at the Company’s headquarters at 89 Twin Rivers Drive, East Windsor, New Jersey, at 11:00 a.m., local time, on Monday, June 18, 2007.
[Company logo]
The enclosed Proxy Statement provides you with additional details about items that will be addressed at the Annual Meeting. Following consideration of the proposals set forth in the Proxy Statement, an overview of NexMed, Inc.’s activities will be presented and we will be available to answer any questions you may have. After reviewing the Proxy Statement, please sign, date and indicate your vote for the items listed on the Proxy Card below and return it by mail in the enclosed, postage-paid envelope, or vote by telephone by calling (800) 560-1965 (U.S. only), or by internet at http://www.eproxy.com/nexm/, whether or not you plan to attend the Annual Meeting.

Thank you for your prompt response.

Sincerely,
Vivian H. Liu Secretary

NexMed, Inc. 89 Twin Rivers Drive, East Windsor, New Jersey, 08520
(Continued, and to be signed on reverse side)

[FORM OF PROXY- REVERSE SIDE OF TOP PORTION]

PROXY	PROXY

NEXMED, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Richard J. Berman and Mark Westgate, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of NexMed, Inc. to be held at the Company’s headquarters on Monday, June 18, 2007 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal No. 2. Any prior proxy is hereby revoked.

(Please detach here)

The Board of Directors recommends a vote FOR the election of the nominees for directors named below and
FOR Proposal No. 2.

PROPOSAL 1: Election of Directors:

1.  Vivian H. Liu

2.  Martin R. Wade, III

FOR   WITHHOLD
AUTHORITY

☐     ☐

To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

PROPOSAL 2: Ratification of the appointment of Amper, Politziner & Mattia, PC as the independent registered public accounting firm of the Company.

FOR ☐  AGAINST ☐            ABSTAIN ☐

Address Change? Mark Box ☐ Indicate changes below:

Date:___________________________________

_____________________________________________

_____________________________________________
Signature(s) in Box
Please sign exactly as your name appears at the left.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee
or corporation, please sign in full corporate name by
president or other authorized person. If a partnership,
please sign in partnership name by authorized person.

[FORM OF PROXY DETACHABLE PROXY CARD]
COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (EST) on Friday, June 15, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/nexm/ - QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (EST) on Friday, June 15, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to NexMed, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St-Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here